UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

CARRIER GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard

Palm Beach Gardens, Florida 33418

(Address of principal executive offices, including zip code)

(561) 365-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 15, 2023, Carrier Global Corporation (the “Company”) issued a press release announcing that it has priced the private offerings of an aggregate principal amount of $3,000,000,000 of USD-denominated notes (the “USD Notes”) and €2,350,000,000 aggregate principal amount of euro-denominated notes (the “Euro Notes”, and together with the USD Notes, the “Notes”). The USD Notes consist of $1,000,000,000 aggregate principal amount of 5.800% notes due 2025, $1,000,000,000 aggregate principal amount of 5.900% notes due 2034 and $1,000,000,000 aggregate principal amount of 6.200% notes due 2054. The Euro Notes consist of €750,000,000 aggregate principal amount of 4.375% notes due 2025, €750,000,000 aggregate principal amount of 4.125% notes due 2028 and €850,000,000 aggregate principal amount of 4.500% notes due 2032. The offering of the Euro Notes is expected to close on November 29, 2023 and the offering of the USD Notes is expected to close on November 30, 2023, both subject to customary closing conditions. The offerings are not conditioned on each other.

The Company intends to use the net proceeds from the offering and sale of the Notes, together with cash on hand and borrowings under the Company’s existing term loan credit facilities and bridge facility to fund the cash portion of the consideration for the Company’s previously announced acquisition of the climate solutions business of Viessmann Group GmbH & Co. KG (the “Acquisition”) and to pay fees and expenses in connection with the Acquisition. The Notes will be subject to a special mandatory redemption if the Acquisition is not consummated by October 25, 2024.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside of the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Company will file with the Securities and Exchange Commission an exchange registration statement with respect to an exchange offer for the Notes or a shelf registration statement for the resale of the Notes.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 15, 2023, issued by Carrier Global Corporation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION

Date: November 15, 2023	By:	/s/ Patrick Goris
Patrick Goris
Senior Vice President and Chief Financial Officer